UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

Pizza Inn Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-12919	45-3189287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SHAREHOLDERS

The Annual Meeting of Shareholders of Pizza Inn Holdings, Inc. (the “Company”) was held on November 15, 2012.  Of the 8,020,919 shares of common stock of the Company entitled to vote at the meeting, 6,601,480 shares were represented at the Annual Meeting in person or by proxy.

At the Annual Meeting, the following individuals were elected to serve as directors of the Company and received the number of votes set forth opposite their respective names:
Director	Votes For	Votes Against Or Withheld	Abstentions and Broker Non-Votes
Mark E. Schwarz Clinton J. Coleman William C. Hammett, Jr. Steven M. Johnson Robert B. Page Ramon D. Phillips James K. Zielke	3,881,700 3,936,458 3,935,843 3,911,658 3,928,366 3,924,370 3,936,832	92,671 37,913 38,528 62,713 46,005 50,001 37,539	2,627,109 2,627,109 2,627,109 2,627,109 2,627,109 2,627,109 2,627,109

At the annual meeting, the shareholders also ratified the selection of Montgomery, Coscia and Greilich LLP as the independent auditors of the Company for fiscal 2012 as follows:
	Votes For	Votes Against	Abstentions and Broker Non-Votes
Ratification of Selection of Independent Auditors	6,521,208	38,398	41,874

No other matter was voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Holdings Inn, Inc.

Date: November 16, 2012	By:	/s/ Jerome L. Trojan, III
Jerome L. Trojan, III,
Chief Financial Officer